Exhibit (a)(1)(iii)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock of

SMG INDIUM RESOURCES LTD.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, DECEMBER 1, 2014, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”).

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares but:

•	your certificates for the Shares are not immediately available or cannot be delivered to the Depositary by the Expiration Time,

•	you cannot comply with the procedure for book-entry transfer by the Expiration Time, or

•	your other required documents cannot be delivered to the Depositary by the Expiration Time,

in which case, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to Continental Stock Transfer & Trust Company (the “Depositary”) by mail, overnight courier or by facsimile transmission (for eligible institutions only) prior to the Expiration Time. See Section 3 of the Offer to Purchase dated October 30, 2014 (the “Offer to Purchase”).

Deliver to:

Continental Stock Transfer & Trust Company

By First Class, Registered or Certified Mail:	By Express or Overnight Delivery:

Continental Stock Transfer & Trust Company Corporate Actions Department 17 Battery Place – 8th Floor New York, New York 10004	Continental Stock Transfer & Trust Company Corporate Actions Department 17 Battery Place – 8th Floor New York, New York 10004

For this notice to be validly delivered, it must be received by the Depositary at one of the addresses listed above before the Expiration Time. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to SMG Indium Resources Ltd. or Morrow & Co., LLC (the “Information Agent”) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

VOLUNTARY CORPORATE ACTION COY: SMG

Ladies and Gentlemen:

The undersigned hereby tenders to SMG Indium Resources Ltd. (“SMG”) upon the terms and subject to the conditions set forth in its Offer to Purchase, dated October 30, 2014, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock of SMG, par value $0.001 per share (the “Shares”), listed below, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered: __________________________________________ Shares

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(See Instruction 5 to the Letter of Transmittal)

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS:

1.     SHARES TENDERED AT PRICE DETERMINED UNDER THE OFFER

By checking the box below, the undersigned hereby tenders Shares at the purchase price as determined by SMG in accordance with the terms of the Offer.

☐    By checking this box instead of one of the price boxes below, the undersigned hereby tenders Shares at, and is willing to accept, the purchase price determined by SMG in accordance with the terms of the Offer. The undersigned understands that this action will result in the undersigned’s Shares being deemed to be tendered at the price of $2.41 per Share. The last reported sale price of the Shares on Pink OTC Markets Inc. on October 29, 2014, the last full trading day prior to commencement of the Offer, was $2.07 per Share.

VOLUNTARY CORPORATE ACTION COY: SMG

CONDITIONAL TENDER

(See Instruction 14 to the Letter of Transmittal)

A stockholder may tender Shares subject to the condition that a specified minimum number of the stockholder’s Shares tendered pursuant to the Letter of Transmittal must be purchased if any Shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless at least the minimum number of Shares indicated below is purchased by SMG pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and SMG urges stockholders to read carefully Section 13 of the Offer to Purchase and consult their own tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐   The minimum number of Shares that must be purchased, if any are purchased, is:
_________________________________ Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, SMG may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and checked this box:

☐    The tendered Shares represent all Shares held by the undersigned.

ODD LOTS

(See Instruction 15 to the Letter of Transmittal)

To be completed ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on the date set forth on the signature page hereto, and who continues to own, beneficially or of record, as of the Expiration Time, an aggregate of fewer than 100 Shares. The odd lot preference is not available for partial tenders or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares.

The undersigned is either (check one box):

☐    the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐    a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares beneficially owned by each such person.

VOLUNTARY CORPORATE ACTION COY: SMG

PLEASE SIGN ON THIS PAGE (Also Please Complete IRS Form W-9 or Appropriate IRS Form W-8) Name of Record Holder(s): (Please Print)

Signatures

X __________________________________________________________________________________________

X __________________________________________________________________________________________

Address: ____________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

Zip Code(s): _________________________________________________________________________________

(Area code) and telephone number:

□ If delivery will be by book-entry transfer, check this box.

Name of tendering
institution:__________________________________________________________________________________

Account
Number:____________________________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution,” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (i) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and any other required documents, within three business days after the date of receipt by the Depositary.

Name of Eligible Institution Guaranteeing Delivery Address Zip Code (Area Code) Telephone No.	X Authorized Signature Name (Print Name) Title Dated: ____________, 2014

VOLUNTARY CORPORATE ACTION COY: SMG

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.

VOLUNTARY CORPORATE ACTION COY: SMG